Exhibit 99.1

OptimizeRx Launches ROI Guarantee to Pharmaceutical Manufacturers

Company has Proven ROI on Affordability and Adherence which Enhances the

Pharma-Provider Relationship at the Point-of-Care

ROCHESTER, Mich., (September 12, 2018) — OptimizeRx Corp. (NASDAQ: OPRX), one of the nation’s leading providers of digital health messaging for the pharmaceutical industry, has launched a 2:1 return-on-investment (ROI) guarantee to pharmaceutical manufacturers who invest in the company’s financial messaging solutions.

OptimizeRx’s patient savings messages are real-time medication savings information delivered to providers within the EHR workflow, increasing the likelihood that a physician and patients will understand the true out-of-pocket cost of the prescribed drug.

“In order to succeed in today’s changing health care landscape, pharmaceutical companies must evolve their strategies to directly engage with providers at the point-of-care,” said William Febbo, CEO of OptimizeRx. “We work with our pharmaceutical partners strategically to design affordability and adherence programs, enabling them to run integrated messaging campaigns that deliver tangible value, including increased prescription rates and fill rates.”

In the health economy, there is increasing interdependence in the payer, providers and pharmaceutical value chain. Health care providers are looking to drug companies to partner with them to deliver care that promotes sustainable population health improvement and lower costs. Industry research points to high drug costs as a primary contributing factor to medication non-adherence. With OptimizeRx, providers can empower patients with ways to afford their medications as well as access to methods for addressing health illiteracy and transparency into whether patients are following through with drug therapies.

“The growth of our patient savings solution — a 50 percent increase year-to-date — makes us confident in our ability to deliver the 2:1 ROI guarantee to current and future partners,” continued Febbo. “As long as the programs we co-design meet a minimum set of requirements, we will stand behind this guarantee.”

For more information about the company’s patient savings solutions, visit www.optimizerx.com.

About OptimizeRx

OptimizeRx® (NASDAQ: OPRX) is one of the nation’s leading providers of digital health messaging via electronic health records (EHRs), providing a direct channel for pharma companies to communicate with healthcare providers. The company’s cloud-based solution supports patient adherence to medications by providing real-time access to financial assistance, prior authorization, education, and critical clinical information. The company’s network is comprised of leading EHR platforms like Allscripts, Amazing Charts and Quest, and provides more than half of ambulatory healthcare providers with access to these benefits within their workflow at the point-of-care. For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended and such section 21E of the Securities Act of 1934, amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

OptimizeRx Contact:

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Investor Relations Contact for OptimizeRx:

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team